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                                                                 EXHIBIT e(4)(b)

                                 AMENDMENT NO. 1
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)


         The Master Distribution Agreement (the "Agreement"), dated June 24, 1998, by and between AIM Special Opportunities Funds, a Delaware business trust, with respect to the Class B shares of each series of shares of beneficial interest as set forth in the Agreement, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A
                                       TO
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM SPECIAL OPPORTUNITIES FUNDS

CLASS B SHARES

AIM Mid Cap Opportunities Fund
AIM Small Cap Opportunities Fund

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: December 7, 1998.

                                       AIM SPECIAL OPPORTUNITIES FUNDS


Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
        ---------------------------        --------------------------------
           Assistant Secretary                        President


(SEAL)
                                       A I M DISTRIBUTORS, INC.


Attest: /s/ [ILLEGIBLE]                By: /s/ [ILLEGIBLE]
        ---------------------------        --------------------------------
           Assistant Secretary                        President


(SEAL)